March 13, 2023

CODEXIS, INC.
200 Penobscot Drive
Redwood City, CA 94063
Attn: Sri Ryali, CFO
FAX: [***]
EMAIL: [***]
Loan Number:    121143260
Borrower:        Codexis, Inc.
Reference is made to that certain Loan and Security Agreement, dated June 30, 2017, by and between Western Alliance Bank, an Arizona corporation (“Bank”) and Codexis, Inc., a Delaware corporation ("Borrower") (as amended from time to time, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Loan Agreement.
Borrower has advised Bank that it intends to terminate the Loan Agreement. Upon Bank’s receipt of a countersigned copy of this letter (the date of such receipt, the “Termination Date”), without further action on the part of the parties hereto (i) all Obligations (as defined in the Loan Agreement) owing from Borrower to Bank under the Loan Documents (other than contingent or indemnification obligations which expressly survive the termination of the applicable documents and obligations owing with respect to credit cards and letter of credit reimbursement obligations) shall be deemed satisfied and terminated in full; (ii) all unfunded commitments to make credit extensions or financial accommodations to Borrower or any other person under the Loan Agreement shall be terminated; (iii) all guarantees, security interests and other liens of every type at any time granted to or held by Bank as security shall be automatically and immediately terminated, released and discharged (other than any security in Borrower’s accounts maintained with the Bank provided with respect to credit cards obligations and letter of credit reimbursement obligations), and (iv) all other obligations of Borrower under the Loan Documents shall be deemed terminated; provided, however, (i) all obligations of Borrower pursuant to any credit cards issues by Bank (or any of its affiliates) to Borrower, (ii) all letters of credit reimbursement obligations of Borrower to Bank, if any and (iii) all obligations pursuant to the Loan Documents that are expressly specified in any Loan Document as surviving that respective agreement’s termination, including without limitation, Borrower’s indemnity obligations set forth in the Loan Agreement, shall survive and continue in accordance with their respective terms.
From and after the Termination Date, Bank (at Borrower's sole cost and expense) (i) authorizes Borrower or Borrower's designee to file any UCC3 termination statements necessary to terminate all UCC financing statements in Bank's favor with respect to Borrower and any other releases, termination statements or intellectual property security releases, account control agreement,
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landlord consents or bailee waivers necessary or desirable to terminate or evidence the termination of any other security interest or other lien held by Bank under the Loan Documents), (ii) shall execute and deliver to Borrower or Borrower's designee all collateral with respect to the Loan Documents which are in the possession of Bank, and (iii) shall deliver to Borrower or Borrower's designee any other documents, instruments, releases or other agreements necessary or reasonably requested by Borrower or Borrower’s designee to release or terminate any security interest or lien with respect to Borrower's assets or to evidence the release or termination of any guarantee, security interest or lien thereto. All such agreements, documents, and instruments which are requested by Borrower to be delivered by Bank on or after the Termination Date shall be prepared at Borrower's expense and any costs or expenses incurred by Bank with respect to such items (including all reasonable and documented out-of-pocket attorneys' fees) shall be reimbursed promptly by Borrower on demand. Borrower hereby waives any and all claims and releases Bank and its parents, subsidiaries, affiliates, officers, directors, employees, attorneys, and representatives and agents harmless from all claims, liabilities, damages, fees, costs and expenses associated with, caused by, or arising from Bank’s preparation of any the aforementioned documents (except, in any case, to the extent resulting from negligence, bad faith or willful misconduct of Bank).
This letter agreement shall be governed by the laws of the State of California and shall become effective only when signed by Bank and accepted by Borrower by its due execution in the space provided below.

WESTERN ALLIANCE BANK, AN ARIZONA CORPORATION

By
Name:
Title:
Acknowledged and Agreed:

CODEXIS, INC., A DELAWARE CORPORATION

By
Name:
Title:

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